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                                                                  EXHIBIT 10.104
                             EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of September, 1998, by and between SMART & FINAL INC., a Delaware corporation ("Employer"), and PHILLIP E. HAWKINS ("Employee").

                                   RECITALS
                                   --------

     A. Employer is engaged in the business of distributing food and related non-food items through wholesale outlets under the name "Smart & Final" and by delivery, under the trade names "Smart & Final Foodservice" and "Henry Lee" in the Western United States, Florida and Northern Mexico.

     B. Employer desires to employ Employee, and Employee desires to be employed, on the terms and conditions set forth in this Agreement.

                                   AGREEMENT
                                   ---------

     Accordingly, in consideration of the mutual covenants contained herein, the parties agree as follows:

          1.        TERM OF AGREEMENT.
                    -----------------

               1.1 Term. The term of this Agreement shall begin on September 1, 1998 and shall continue until the earlier of (a) the date on which it is terminated pursuant to Section 5 or (b) September 30, 2000.

          2.        EMPLOYMENT
                    ----------

               2.1  Employment of Employee. Employer hereby hires Employee as
                    ----------------------
President and Chief Operating Officer of its Smart & Final Stores Corporation subsidiary ("Stores"). Employee hereby accepts such employment on the terms and conditions of this Agreement.

               2.2  Position and Duties. Employee shall serve as the President
                    -------------------
and Chief Operating Officer of Stores and shall have the general powers, duties, and obligations commensurate with that office to be performed in such place or places, as may be prescribed by the Board of Directors or the Bylaws of Employer from time to time, provided, however that notwithstanding anything to the contrary in the Section 2.2, Section 2.3 below, or any other provision of this Agreement, Employee's principal office shall be at the corporate headquarters of Employer in the greater Los Angeles metropolitan area. In this position, Employee shall report directly to, and be subject to the supervision of, Employer's Chairman and CEO or his/her designee.

               2.3  Standard of Performance. Employee agrees that he will at all
                    -----------------------
times faithfully and industriously and to the best of his ability, experience and talents perform all of the duties that may be required of and from him pursuant to the terms of this Agreement. Such duties shall be performed at such place or places as the interests, needs, business and opportunities of Employer shall require or render advisable.

               2.4  Exclusive Service. Employee shall devote all of his business
                    -----------------
energies and abilities and all of his productive time to the performance of his duties under this Agreement (reasonable absences during holidays and vacations excepted), and shall not, without the prior written consent of Employer, render to others any service of any kind (whether or not for compensation) that, in the reasonable opinion of Employer, would materially interfere with the performance of his duties under this Agreement. Employee shall not, without the prior written consent of Employer, maintain any affiliation with, whether as an agent, consultant, employee, officer, director, trustee or otherwise, nor shall he directly or indirectly render any services of an advisory nature or otherwise to, or participate or engage in, any other business activity. Nothing contained herein shall restrict or prohibit Employee from making investments in other companies for his personal benefit, provided that at no time

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shall Employee own 5% or more of any company that is in direct competition with
Employer. Employee shall use diligent, conscientious, good faith efforts to promote the interests of Employer.

     2.5 Employee shall be subject to and bound by all policies, group requirements, rules and procedures of Employer including without limitation all policies requiring employees to submit to testing as to consumption of alcohol and/or illegal substances.

     2.6 Employee shall be deemed part of Employer's senior management group and notwithstanding anything to the contrary in this Agreement in that capacity shall be subject only to such policies, procedures and rules as other members of Employer's senior management group. As used herein "senior management" shall include all of Employer's executive officers except the Chairman. Employer shall, during the term of this agreement be considered for the same benefits or perquisites as any other member of Employer's senior management group.

          3.        COMPENSATION
                    ------------

               3.1 Compensation. During the term of this Agreement, Employer shall pay the amounts and provide the benefits described in this Section 3, and Employee agrees to accept such amounts and benefits in full payment for Employee's services under this Agreement.

               3.2  Base Salary.  Employer shall pay to Employee a base salary
                    -----------
of $400,000.00 annually in equal installments payable no less frequently than monthly. Such salary shall be subject to the normal review procedures of Employer regarding increases; provided that Employee acknowledges that he is not guaranteed any increase in compensation.

               3.3  Bonus. Employer shall pay to Employee a bonus in accordance
                    -----
with Employer's policies as established from time to time by the Compensation Committee and the Board of Directors. For calendar year 1998, Employer's target bonus shall constitute up to 60% of base salary and shall be prorated based on the number of months in the year in which Employee was employed by Employer.

               3.4  Fringe Benefits. Upon satisfaction of any applicable
                    ---------------
eligibility requirements, Employee shall be entitled to such fringe benefits which Employer may make generally available from time to time for its executive employees. Such benefits shall include the following:

                    (a) group healthcare insurance including the Executive Healthcare program which provides for an additional $9,500 of coverage for Employee and Employee's family;

                    (b) participation in Employer's retirement, pension and 401(k) plans upon meeting such eligibility requirements as are enumerated therein;

                    (c) reimbursement of up to $10,000 per year for tax and estate planning services; and

                    (d) insurance coverage for primary vehicle under Employer's fleet program and reimbursement for maintenance expenses of up to $2,500 annually.

          Notwithstanding the foregoing, Employee shall not be eligible to participate in the Supplemental Employee Retirement Plan ("Plan") adopted for officers employed by the Company on the effective date of the Plan.

               3.5  Stock Options. At the first Board of Directors meeting
                    -------------
following the date of this Agreement, Employee shall be awarded a grant of options for the purchase of 100,000 shares of common stock in Employer pursuant to the terms of Employer's Long-Term Equity Compensation Plan.

               3.6  Deduction from Compensation. Employer shall deduct and
                    ---------------------------
withhold from all compensation payable to Employee all amounts required to be deducted or withheld pursuant to any present or future law, ordinance, regulation, order, writ, judgment, or decree requiring such deduction and withholding.

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          4.        REIMBURSEMENT OF EXPENSES
                    -------------------------

               4.1  Travel and Other Expenses. Employer shall pay to or
                    -------------------------
reimburse Employee for those travel and similar expenditures incurred by Employee which Employer determines are reasonably necessary for the proper discharge of Employee's duties under this Agreement and for which Employee submits appropriate receipts and indicates the amount, date, location and business character. Such reimbursements shall be timely made in accordance with customary Employer policy.

          5.        TERMINATION
                    -----------

               5.1  Termination. Employee's employment under this Agreement
                    -----------
shall terminate prior to the expiration of its stated term upon the happening of any of the following events:

                    (a)  By mutual agreement between Employer and Employee.

                    (b)  Upon the death of Employee.

                    (c) At the option of Employer or Employee, if Employee has become (in the opinion of a licensed physician selected by Employer) so physically or mentally disabled as to be incapable of substantially performing his duties hereunder for a period of 90 consecutive days.

                    (d) By Employee in the event of any material breach by Employer hereunder constituting good cause, which shall mean the failure of Employer to pay any amounts payable pursuant to Section 3 or the failure of Employer to perform any material obligation hereunder, within 3 days following written notice from Employee specifying with particularity the amounts payable or obligations to be so performed, it being agreed that in the event this Agreement is terminated pursuant to this subsection (d), Employee shall not be bound by the provisions of Section 6.5 below.

                    (e) By Employer in the event of any breach by Employee hereunder constituting good cause, which shall mean (i) the failure of Employee to perform any obligation hereunder within 3 days following written notice from Employer specifying with particularity the obligations to be so performed, or
(ii) the Employee shall have been convicted of or shall have pled guilty or no contest to any (A) felony or (B) misdemeanor involving either I) moral turpitude or II) an offense that may have a material adverse effect on Employer, (iii) any willful violation by Employee of any material laws or regulations applicable to Employer's business, (iv) gross negligence, willful or dishonest misconduct, fraud, or embezzlement on the part of Employee, or (v) commission of any act involving moral turpitude including without limitation any offense relating to being under the influence of a controlled substance or driving a vehicle while intoxicated, or (vi) any adverse misrepresentations made by Employee.

               5.2  Termination Date. The date on which this Agreement
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terminates shall be the "Termination Date." After the Termination Date, Employee
shall not be employed by Employer, Employer shall promptly, but in no event later than 5 days following the Termination Date, pay to Employee any compensation under this Agreement accrued but unpaid as of that date, and Employee shall not be entitled to any compensation from Employer for the performance by Employee after that date of any obligations of Employee to Employer under this Agreement. Notwithstanding the foregoing in the event Employer terminates Employee's employment prior to the term of this Agreement for any reason other than that specified in section's 5.1(a), 5.1(b), 5.1(c), or 5.1(e), or if Employee terminates this Agreement pursuant to Section 5.1(d) above, Employee shall be entitled to all compensation due to him under the Agreement.

               5.3 Return of Employer Property. Within five days after the Termination Date, Employee shall return to Employer all products, books, records, forms, specifications, formulae, data processes, designs, papers and writings relating to the business of Employer including without limitation proprietary or licensed computer programs, customer lists and customer data, and/or copies or duplicates thereof in Employee' s

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possession or under Employee's control. Employee shall not retain any copies or duplicates of such property and all licenses granted to him by Employer to use computer programs or software shall be revoked on the Termination Date.

          6.        CONFIDENTIAL INFORMATION As a material inducement to
                    ------------------------
Employer to enter into and consummate this Agreement, Employee agrees that:

               6.1  Trade Secrets. Employee shall not, without the prior written
                    -------------
consent of Employer, except as may be required by law, governmental rules and regulations or litigation between the parties, disclose or use, in any way, any confidential business or technical information or trade secret of Employer, whether or not conceived of or prepared by Employee (the "Trade Secrets"), including without limitation any information concerning any procedures, operations, investments, techniques, data, compilations of information, records, financing, costs, employees, purchasing, accounting, marketing, merchandising, sales, customers, salaries, pricing, profits, plans for future development, and the identity, requirements, preferences, practices and methods of doing business of specific parties with whom Employer transacts business, and all other information which is related to any service or business of Employer; all of which Trade Secrets are the exclusive and valuable property of Employer.

               6.2  Tangible Items. All customer lists, patents, copyrights,
                    --------------
trademarks, tradenames, files, records, documents, drawings, plans, specifications, manuals, books, forms, receipts, notes, reports, memoranda, studies, data, calculations, recordings, catalogues, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing and all physical items related to the business of Employer, other than a merely personal item, whether of a public nature or not, and whether prepared by Employee or not, are and shall remain the exclusive property of Employer and shall not be removed from the premises of Employer, without the prior written consent of Employer.

               6.3 Solicitation of Customers. During the one(1) year period
                   -------------------------
commencing on the earlier to occur of (i) the Termination Date or (ii) the date on which this agreement expires by its terms, Employee shall not directly, either for his own benefit or purposes or for the benefit or purposes of any other person, solicit, call on, interfere with, accept any business form, attempt to or divert or entice away any person or firm who has or is a customer of Employer, if such business involves the wholesale distribution of food or related equipment or supplies.

               6.4  Solicitation of Employees. , During the one (1) year period
                    -------------------------
commencing on the earlier to occur of (i) the Termination Date or (ii) the date on which this agreement expires by its terms, Employee shall not directly or indirectly, employ or offer to employ, call on, solicit, interfere with, attempt to direct or entice away any prior or existing employee or independent contractor of Employer in any capacity if that person possesses or has knowledge of any Trade Secrets.

               6.5  Noncompetition.
                    --------------

                    (a) As used herein, the term "Competitive Activity" shall mean any participation in, assistance of business from, engagement in business with, or assistance, promotion or organization of, any person, partnership, corporation, firm, association or other business organization, entity or enterprise by Employee (other than Employer) which, directly or indirectly, is engaged in, or hereinafter engages in the operation of retail stores selling food or related equipment or supplies (other than ownership not to exceed two percent in any publicly traded company).

                    (b) During the one (1) year period commencing on the earlier to occur of (i) the Termination Date or (ii) the date on which this agreement expires by its terms, Employee shall not engage in any Competitive Activity in any of the following geographic areas: the States of Arizona, California, Florida, Idaho, Nevada, Oregon and Washington and the country of Mexico.

               6.6 Injunctive Relief. Employee hereby acknowledges and agrees that it would be difficult to fully compensate Employer for damages resulting from the breach or threatened breach of the foregoing provisions and, accordingly, that Employer, without being required to post any bond, shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to

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enforce such provisions. This provision with respect to injunctive relief shall not, however, diminish Employer's right to claim and recover damages.

               6.7  Confidentiality Program. Employee shall implement such
                    -----------------------
policies and programs specified by Employer, all in order to protect the trade secrets and other confidential information of Employer, its affiliates and customers.

               6.8  Continuing Effect. The provisions of this Section 6 shall
                    -----------------
remain in effect after the Termination Date.

               6.9  Early Termination. Notwithstanding anything to the contrary
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in this Agreement, Sections 6.3, 6.4, 6.5 and 6.8 shall not apply in the event that (a) Employee is terminated involuntarily prior to the expiration date of the term hereof, or (b) Employer elects not to extend or renew or this Agreement (upon terms comparable to those set forth herein) upon the expiration of the term of this Agreement, or (c) Employee terminates this Agreement pursuant to
Section 5.1 (d) above.

          7.        OTHER PROVISIONS
                    ----------------

               7.1  Compliance With Other Agreements. Employee represents and
                    --------------------------------
warrants to Employer that the execution, delivery and performance of this Agreement will not conflict with or result in the violation or breach of any term or provision of any order, judgment, injunction, contract, agreement, commitment or other arrangement to which Employee is a party or by which he is bound, including without limitation any agreement restricting the sale of products similar to Employer's products in any geographic location or otherwise. Employee acknowledges that Employer is relying on his representation and warranty in entering into this Agreement, and agrees to indemnify Employer from and against all claims, demands, causes of action, damages, costs or expenses (including attorneys' fees) arising from any breach thereof.

               7.2  Injunctive Relief. Employee acknowledges that the services
                    -----------------
to be rendered under this Agreement and the items described in Sections 5.3 and 6 are of a special, unique and extraordinary character, that it would be difficult or impossible to replace such services or to compensate Employer in money damages for a breach of this Agreement. Accordingly, Employee agrees and consents that if he violates any of the provisions of this Agreement, Employer, in addition to any other rights and remedies available under this Agreement or otherwise, shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages and without the necessity of posting any bond or other undertaking in connection therewith.

               7.3  Attorneys' Fees. In the event any party takes legal action
                    ---------------
to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's reasonable expenses, including attorneys' fees for pretrial investigation, at trial, and on appeal, incurred in such action.

               7.4  Nondelegable Duties. This is a contract for Employee's
                    -------------------
personal services. The duties of Employee under this Agreement are personal and may not be delegated or transferred in any manner whatsoever, and shall not be subject to involuntary alienation, assignment or transfer by Employee during his life.

               7.5  Entire Agreement. This Agreement is the only agreement and
                    ----------------
understanding between the parties pertaining to the subject matter of this Agreement, and supersedes all prior agreements, summaries of agreements, descriptions of compensation packages, discussions, negotiations, understandings, representations or warranties, whether verbal or written, between the parties pertaining to such subject matter.

               7.6  Governing Law; Venue. The validity, construction and
                    --------------------
interpretation of this Agreement shall be governed by the internal laws of the State of California applicable to contracts made and to be performed wholly within that state. Any action commenced by the parties may be brought only in the Federal or California state courts serving Los Angeles County, California. The parties expressly consent to the jurisdiction of the foregoing courts, and waive any objection that such courts constitute an inconvenient forum.

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               7.7  Severability. The invalidity or unenforce ability of any
                    ------------
particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if any invalid or unenforceable provision were omitted.

               7.8  Amendment and Waiver. This Agreement may be amended,
                    --------------------
modified or supplemented only by a writing executed by each of the parties. Either party may in writing waive any provision of this Agreement to the extent such provision is for the benefit of the waiving party. No waiver by either party of a breach of any provision of this Agreement shall be construed as a waiver of any subsequent or different breach, and no forbearance by a party to seek a remedy for noncompliance or breach by the other party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

               7.9  Binding Effect. The provisions of this Agreement shall bind
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and inure to the benefit of the parties and their respective successors and permitted assigns.

               7.10 Notice. Any notice or other communication required or
                    ------
permitted hereunder shall be in writing, and shall be deemed to have been given if personally delivered, or delivered by facsimile transmission, or actually delivered (as evidenced by appropriate receipt) by Federal Express or 72 hours after being placed in the United States mail, registered or certified-return receipt requested, postage prepaid, addressed as follows:

               If to Employee:
                    Phillip E. Hawkins
                    26140 Birchfield Dr.
                    Rancho Palos Verdes, CA 90275
                    If to Employer:
                    Smart & Final, Inc.
                    600 Citadel Drive
                    City of Commerce, California 90040
                    Attn: Legal Department
                    Facsimile: (323) 869-7862

     Each of the parties shall be entitled to specify a different address by giving notice as aforesaid.

               7.11  Headings. The Section and other headings contained in this
                     --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                EMPLOYER

                                SMART & FINAL INC.
                                a Delaware corporation

                                By /s/ Robert J. Emmons
                                   --------------------------

                                Title Chairman
                                      -----------------------

                                By /s/ Donald G. Alvarado
                                   --------------------------

                                Title Sr. VP
                                      -----------------------

                                EMPLOYEE

                                   /s/ Phillip E. Hawkins
                                -----------------------------
                                PHILLIP E. HAWKINS

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